Exhibit 3.1

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “HNR ACQUISITION CORP”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 2023, AT 3:07 O’CLOCK P.M.

4385866 8100 SR# 20231979205	Authentication: 203329809 Date: 05-11-23

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:07 PM 05/11/2023
FILED 03:07 PM 05/11/2023
SR 20231979205 - File Number 4385866

AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HNR ACQUISITION CORP

Pursuant to Section 242 of the
Delaware General Corporation Law

1.	The undersigned, being a duly authorized officer of HNR Acquisition Corp (the “Corporation”), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

2.	The name of the Corporation is HNR Acquisition Corp.

3.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 8, 2020, and an Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 10, 2022.

4.	This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

5.	This Amendment to the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”).

6.	The text of Section 9.2(d) of Article IX is hereby amended and restated to read in full as follows:

“In the event that the Corporation has not consummated an initial Business Combination within 15 months from the date of the closing of the Offering, the Corporation may extend the period of time to consummate a Business Combination up to six times, each by an additional one months, for an aggregate of six additional months, provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account the lesser of (x) $120,000 or (y) $0.04 per share for each public share of common stock outstanding as of the applicable deadline for each such one-month extension until November 15, 2023 (the “Termination Date”) unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. The gross proceeds from the issuance of such promissory notes will be added to the proceeds from the Offering to be held in the Trust Account and shall be used to fund the redemption of the Offering Shares in accordance with this Article IX. In the event that the Corporation has not consummated an initial Business Combination by the Termination Date, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account including interest not previously released to the Corporation to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.”

[signature page follows]

IN WITNESS WHEREOF, I have signed this Amendment to the Amended and Restated Certificate of Incorporation this 11th day of May, 2023.

HNR ACQUISITION CORP

By:	/s/ Donald Goree
	Name:	Donald Goree
	Title:	Chief Executive Officer

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